Exhibit 99.4

FORM OF OVERSUBSCRIPTION RIGHT EXERCISE FORM

Form No.:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS, DATED                     , 2006 (THE “PROSPECTUS”), AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM USA RISK GROUP OF VERMONT, INC., THE SUBSCRIPTION AGENT.

AMERINST INSURANCE GROUP, LTD.

ORGANIZED UNDER THE LAWS OF BERMUDA

OVERSUBSCRIPTION RIGHT EXERCISE FORM

RELATING TO NONTRANSFERABLE OVERSUBSCRIPTION RIGHT TO PURCHASE

COMMON SHARES OF AMERINST INSURANCE GROUP, LTD.

SUBSCRIPTION PRICE: $23.33 PER SHARE

THE OVERSUBSCRIPTION RIGHT WILL EXPIRE IF NOT EXERCISED ON OR BEFORE

5:00 P.M., CHICAGO TIME, ON __________, 2006,

UNLESS EXTENDED OR THE RIGHTS OFFERING IS TERMINATED

NAME AND ADDRESS OF REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon may exercise an oversubscription right to subscribe for and purchase, at a subscription price of $23.33 per share (the “Subscription Price”), common shares of AmerInst Insurance Group, Ltd., a holding company organized under the laws of Bermuda (the “Company”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of AmerInst Subscription Rights Certificates and Oversubscription Right Exercise Forms” accompanying this Oversubscription Right Exercise Form (the “Oversubscription Right”).

If any of the shares available for purchase in the Rights Offering are not purchased by other holders of Basic Subscription Rights (the “Excess Shares”), any rights holder that exercises its Basic Subscription Rights in full may subscribe for a number of Excess Shares in an amount not to exceed the difference between (i) the maximum number of shares permitted under the Company’s ownership limitation (12,000 shares) and (ii) the total of the number of common shares owned by such rights holder and the number of shares purchased pursuant to such rights holder’s Basic Subscription Right, pursuant to the terms and conditions of the Rights Offering, subject to pro rata allocation, as described in the Prospectus (the “Oversubscription Right”). In order to be eligible to exercise your Oversubscription Right, you must have fully exercised your Basic Subscription Right, as described in the Prospectus and the “Instructions as to Use of AmerInst Subscription Rights Certificates and Oversubscription Right Exercise Forms” accompanying this Oversubscription Right Exercise Form.

Oversubscription Right may be exercised by completing the reverse side hereof and returning the full payment of the Subscription Price for the number of common shares you wish to subscribe for pursuant to your Oversubscription Right, in accordance with the “Instructions as to Use of AmerInst Subscription Rights Certificates and Oversubscription Right Exercise Forms” that accompany this Oversubscription Right Exercise Form.

Oversubscription Rights may not be transferred or sold. The Oversubscription Rights will not be listed for trading on any stock exchange or on the OTC bulletin board.

THE OVERSUBSCRIPTION RIGHT MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS COMPLETED AND SIGNED.

Dated: , 2006	AMERINST INSURANCE GROUP, LTD.

Stuart H. Grayston President

OVERSUBSCRIPTION RIGHT EXERCISE FORM

SECTION 1 – EXERCISE AND SUBSCRIPTION

OVERSUBSCRIPTION RIGHT

The undersigned irrevocably exercises his or her Oversubscription Right to subscribe for common shares of the Company, as indicated below, on the terms and subject to the conditions specified in the Company’s Prospectus, relating to such Oversubscription Right, receipt of which is hereby acknowledged.

If you have exercised your Basic Subscription Rights in full and wish to subscribe for additional shares pursuant to your Oversubscription Right, please complete lines (a) and (b) and sign Section 2 below.

(a)	I hereby subscribe for common shares pursuant to my Oversubscription Right.

(b)	Total Subscription Price (total shares subscribed for in line (a), multiplied by the Subscription Price of $23.33 per share): $

METHOD OF PAYMENT (CHECK ONE):

☐	Check or bank draft drawn upon a U.S. bank, or postal, telegraphic, or express money order payable to “USA Risk Group of Vermont, Inc., as Subscription Agent for AmerInst Insurance Group, Ltd.” Please note that funds paid by uncertified personal check may take at least five business days to clear. Accordingly, subscription rights holders who wish to pay the purchase price by means of an uncertified personal check are urged to make payment sufficiently in advance of the expiration date to ensure that such payment is received and clears by the expiration date, and are urged to consider payment by means of a certified or bank check, money order, or wire transfer of immediately available funds.

☐	Wire transfer directed to the account maintained by USA Risk Group of Vermont, Inc., as Subscription Agent for AmerInst Insurance Group, Ltd., for purposes of accepting subscriptions in this Rights Offering, at

[Bank Name]

[ABA #]

[Credit Account #]

[Phone]

If you exercise your Oversubscription Right and are allocated less than all of the common shares for which you wished to subscribe, your excess payment for shares that were not allocated to you will be returned to you by mail, without interest, as soon as practicable after the expiration date of this Rights Offering. We will deliver to you certificates representing the common shares that you purchase as soon as practicable after the expiration of the period for exercise of the Oversubscription Right and after all pro rata allocations and adjustments have been completed.

DELIVERY INSTRUCTIONS

Upon completion of this Subscription, please deliver it along with payment to:

For delivery by mail:	USA Risk Group of Vermont, Inc.
P.O. Box 1330
Montpelier, Vermont 05601-1330

By hand delivery or overnight courier:	USA Risk Group of Vermont, Inc.
2386 Airport Road
Barre, Vermont 05641

SECTION 2 – ACKNOWLEDGMENT AND SIGNATURE

This Oversubscription Right Exercise Form Is Not Valid Unless You Sign Below

The undersigned hereby acknowledges receipt of the Prospectus for this Rights Offering and understands that upon delivery of this Oversubscription Right Exercise Form to the Subscription Agent, the undersigned irrevocably subscribes for the number of common shares indicated above on the terms and subject to the conditions of the Prospectus, and may not revoke this Oversubscription Right Exercise Form (but may increase the number of shares for which the oversubscription right is exercised, as set forth in the Prospectus). The undersigned further represents that the undersigned has properly exercised the undersigned’s Basic Subscription Rights in full, and that the sum of the shares subscribed for above, shares purchased pursuant to the Basic Subscription Rights and other shares owned by the undersigned will not exceed 12,000. Under penalties of perjury, the undersigned certifies that the information contained herein is correct.

Subscriber’s Signature:	Date:

IMPORTANT: The signature must correspond with the name as printed on the reverse of this Oversubscription Right Exercise Form in every particular, without any alteration or change whatsoever.

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation, or other individual acting in a fiduciary or representative capacity, please provide the following information (please print). (See the Instructions included with this Subscription Rights Certificate).

Name:	Capacity:
Address:	Phone:
Soc. Sec. # or Tax ID #: